Exhibit 99.1

Media contact: media-relations@its.jnj.com	Investor contact: investor-relations@its.jnj.com
For Immediate Release
Johnson & Johnson’s Executive Vice President Jennifer Taubert to Retire; Tom Cavanaugh Appointed EVP, Worldwide Chairman Innovative Medicine Effective September
NEW BRUNSWICK, N.J. — August 4, 2026 — Johnson & Johnson (NYSE: JNJ) today announced that Jennifer Taubert will retire from her position as Executive Vice President, Worldwide Chairman, Innovative Medicine following a distinguished career and over 21-year tenure at Johnson & Johnson. Under her leadership, the Company’s Innovative Medicine business grew to more than $60 billion in annual revenue and strengthened its position as one of the most respected and successful pharmaceutical businesses in the world.
Jennifer will be succeeded by Tom Cavanaugh who currently serves as Company Group Chairman, North America, Innovative Medicine. Tom brings nearly three decades of biopharmaceutical experience and leadership across therapeutic areas, functions and geographies to the role. Together they will ensure a smooth transition that enables continued success. Tom will join the Johnson & Johnson Executive Committee, effective September 1, 2026.
"Jennifer has made an extraordinary impact on patients, our business, and generations of leaders across our Company," said Joaquin Duato, Chairman and Chief Executive Officer, Johnson & Johnson. "Her vision, leadership, unwavering commitment to healthcare innovation, and passion for talent development helped define an era of growth and position us for future success.”
Jennifer played a pivotal role in shaping Johnson & Johnson's pharmaceutical business. Throughout her tenure, she impacted nearly every aspect of our Innovative Medicine business—from leading global commercial strategy and acquisitions, to building our therapeutic areas, to transforming our business in North America, and ultimately leading our Innovative Medicine sector as Worldwide Chairman. Her contributions accelerated delivery of new medicines across oncology, immunology, neuroscience, cardiovascular disease and other areas of significant unmet need, fueling one of the fastest growing companies in the industry. Jennifer strengthened Johnson & Johnson's reputation as an innovation-driven healthcare company and advanced important discussions around healthcare access, innovation and patient outcomes. Recognized for 10 consecutive years among Fortune’s Most Powerful Women, she is widely recognized as a champion for patients and an influential voice across the healthcare industry for improving the lives of millions of patients worldwide.

Tom Cavanaugh joined Johnson & Johnson in 2017, and has held senior leadership positions in Oncology, Immunology and Global Commercial Strategy. Most recently, he led the Company's largest commercial region, driving growth, strengthening execution and advancing organizational excellence. Prior to joining Johnson & Johnson, Tom spent nearly 15 years at Celgene in global product development, global medical affairs, global & regional marketing, and regional management roles in Spain and the U.S. Throughout his career, he has been recognized for his authentic leadership, ability to unite teams around a shared purpose, and commitment to developing talent reflecting both the breadth of his experience and dedication to improving outcomes for patients worldwide.

“I am pleased to appoint Tom to this important role as we advance our pipeline and bring transformative medicines to patients around the world,” said Joaquin Duato, Chairman and Chief Executive Officer, Johnson &

Johnson. “I am confident his deep understanding of our business, proven track record of growth, and focus on developing people will ensure we are poised to continue to deliver for patients, healthcare systems, and our company.”

About Johnson & Johnson
At Johnson & Johnson, we believe health is everything. Our strength in healthcare innovation empowers us to build a world where complex diseases are prevented, treated, and cured, where treatments are smarter and less invasive, and solutions are personal. Through our expertise in Innovative Medicine and MedTech, we are uniquely positioned to innovate across the full spectrum of healthcare solutions today to deliver the breakthroughs of tomorrow, and profoundly impact health for humanity. Learn more at https://www.jnj.com/.
Cautions Concerning Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. A list and description of risks, uncertainties and other factors can be found in Johnson & Johnson’s most recent Annual Report on Form 10-K, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com, www.investor.jnj.com or on request from Johnson & Johnson. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.
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